SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2002

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3204 Tower Oaks Blvd., Suite 350
Rockville, MD 20852
(Address of principal executive offices) (Zip Code)

(301) 230-9125
(Registrant’s telephone number)

Item 4. Change of Registrant’s Certifying Accountant.

     Effective June 6, 2002, the Board of Directors of Mobilepro Corp. (the “Company”) dismissed its independent auditors, Mantyla, McReynolds & Associates (“Mantyla”), and engaged the services of Bagell, Josephs & Company, L.L.C. (“Bagell”), as its new independent auditors. Bagell will audit the Company’s financial statements for the fiscal year ended March 31, 2002.

     During the two most recent fiscal years of the Company ended March 31, 2001, and the subsequent interim period through June 6, 2002, there were no disagreements between the Company and Mantyla on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Mantyla’s satisfaction, would have caused Mantyla to make reference to the subject matter of the disagreements in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

     The audit reports of Mantyla on the Company’s financial statements as of and for the fiscal years ended March 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than a fourth explanatory paragraph describing going concern contingencies. A letter from Mantyla is attached hereto as Exhibit 16.1, indicating its concurrence with the disclosures in this and the two preceding paragraphs.

     During the two most recent fiscal years of the Company ended March 31, 2001, and the subsequent interim period through June 6, 2002, the Company did not consult with Bagell regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5. Other Events.

     On May 13, 2002, the Company announced in a press release that Mr. Daniel Lozinsky had resigned as the President, Chief Executive Officer and Chairman of the Board of the Company and that Mr. Arne Dunhem had been appointed to serve as the President, Chief Executive Officer and Chairman of the Board of the Company, effective as of May 10, 2002. Mr. Lozinsky was also appointed to serve as a Senior Vice President of the Company, effective as of May 10, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          See Exhibit index.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2002	MOBILEPRO CORP.

	By:	/s/ Arne Dunhem Arne Dunhem President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Mantyla McReynolds LLC to the Securities and Exchange Commission dated June 24, 2002.